Mitek Reports Record Fiscal 2025 Revenue

Fiscal 2025 revenue of $179.7 million; returned to full-year growth
Fiscal 2025 SaaS revenue growth accelerated to 21%

SAN DIEGO, Calif. - December 11, 2025 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity verification and fraud prevention, today reported financial results for its fourth quarter ended September 30, 2025 and provided guidance for its 2026 full year ending September 30, 2026 (“fiscal 2026”).

“Mitek delivered a strong finish to fiscal 2025, returning to full-year organic growth, driven by an acceleration in SaaS growth and the continued scaling of our Fraud and Identity portfolio which now represents more than half of the business,” said Ed West, Mitek’s Chief Executive Officer. “This progress reflects disciplined execution and sharper operational rigor across the company. As we enter fiscal 2026, our focus is clear: ‘Unify and Grow’ - bringing identity, authentication, and fraud solutions together to deepen SaaS adoption, expand customer value, and position the business for continued durable, profitable growth.”

Fiscal 2025 Full Year Financial Highlights
GAAP
•Total revenue of $179.7 million was a 4% increase year-over-year, compared to $172.1 million a year ago.
•SaaS revenue of $77.0 million was a 21% increase year-over-year, compared to $63.6 million a year ago.
•Gross profit of $140.2 million, compared to $134.6 million a year ago.
•GAAP gross profit margin of 78.0%, compared to 78.2% a year ago.
•GAAP net income of $8.8 million, compared to $3.3 million a year ago.
•GAAP net income per diluted share of $0.19, compared to $0.07 a year ago.
•Total cash and investments of $196.5 million at September 30, 2025, was an increase of $54.7 million from $141.8 million at September 30, 2024.
Non-GAAP
•Non-GAAP gross profit of $153.6 million, compared to $148.3 million a year ago.
•Non-GAAP gross profit margin was 85.5%, compared to 86.2% a year ago.
•Adjusted EBITDA of $53.9 million, compared to $46.7 million a year ago.
•Adjusted EBITDA margin was 30.0%, compared to 27.2% a year ago.
•Non-GAAP net income was $44.7 million, compared to $45.4 million a year ago.
•Non-GAAP net income per diluted share was $0.95, compared to $0.96 a year ago.
•Free cash flow was $54.2 million, compared to $30.3 million a year ago.

Fiscal 2025 Fourth Quarter Financial Highlights
GAAP
•Total revenue of $44.8 million was a 4% increase year-over-year, compared to $43.2 million a year ago.
•SaaS revenue of $21.3 million was a 19% increase year-over-year, compared to $18.0 million a year ago.
•Gross profit of $34.6 million, compared to $33.7 million a year ago.
•GAAP gross profit margin was 77.2%, compared to 78.0% a year ago.
•GAAP net income was $1.9 million, compared to GAAP net income of $8.6 million a year ago.
•GAAP net income per diluted share was $0.04, compared to $0.18 a year ago.
Non-GAAP
•Non-GAAP gross profit of $37.6 million, compared to $37.2 million a year ago.
•Non-GAAP gross profit margin was 84.0%, compared to 86.0% a year ago.
•Adjusted EBITDA was $12.9 million, compared to $15.4 million a year ago.
•Adjusted EBITDA margin was 28.7%, compared to 35.7% a year ago.
•Non-GAAP net income was $11.1 million, compared to $15.5 million a year ago.
•Non-GAAP net income per diluted share was $0.24, compared to $0.33 a year ago.
•Free cash flow was $19.2 million for the three months ended September 30, 2025, compared to $20.8 million for the corresponding period a year ago.

Guidance
Guidance includes non-GAAP financial measures.

	Full Year FY26	Q1 FY26
	Guidance	Guidance
Total revenue	$185 - $195 million	$41 - $44 million
Y/Y growth (midpoint)	Approximately 5.5%
Fraud & Identity solutions revenue(1)	$101 - $105 million
Y/Y growth (midpoint)	Approximately 15%
Adjusted EBITDA margin %(2)	27% - 30%
(1)See revised revenue categorizations as presented in the Disaggregation of Revenue by Product and Type below.
(2)See ‘GAAP Net Income to Adjusted EBITDA Reconciliation’ below.

Conference Call Information
Mitek management will host a conference call and live webcast for analysts and investors today at 2 p.m. PT (5 p.m. ET) to discuss the Company’s financial results for the fourth quarter and full year of fiscal 2025. To join the webcast, visit our Investor Relations website at https://investors.miteksystems.com.

Participants may also dial +1 800-717-1738 (US and Canada) or +1 646-307-1865 (International) to access the call. A dial-in replay will be available for one week by dialing +1 844-512-2921 (U.S. and Canada) or +1 412-317-6671 (International) and entering the passcode 1110347. An archived webcast replay will remain accessible for one year on Mitek’s Investor Relations website.

About Mitek Systems, Inc.
Mitek Systems protects what’s real across digital interactions in a world of evolving threats. Mitek helps businesses verify identities, prevent fraud before it happens, and deliver secure, seamless digital experiences in the face of rapidly advancing AI-generated threats. From account opening to authentication and deposit, Mitek’s technology safeguards critical digital interactions. More than 7,000 organizations rely on Mitek to protect their most important customer connections and stay ahead of emerging risks. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements
Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s fiscal 2026 guidance, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation or investigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as filed with the SEC on December 11, 2025 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts:
Ryan Flanagan            Michael Holder
ICR for Mitek Systems        VP, Finance and Investor Relations
ir@miteksystems.com            mholder@miteksystems.com

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-U.S. generally accepted accounting principles (“GAAP”) financial measures for adjusted EBITDA, adjusted EBITDA margin, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP net income per basic share, non-GAAP net income per diluted share, non-GAAP free cash flow, and non-GAAP operating expense that excludes stock-based compensation expense, litigation and other legal costs, executive transition costs, non-recurring audit fees, enterprise risk, portfolio positioning and other related costs, and non-GAAP net income which additionally excludes amortization of acquisition-related intangibles, net changes in estimated fair value of acquisition-related contingent consideration, restructuring costs, amortization of debt discount and issuance costs, income tax effect of pre-tax adjustments, and cash tax difference. These financial measures are not calculated in accordance with GAAP and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors of the Company utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

The Company has not provided a reconciliation of its forward outlook for non-GAAP adjusted EBITDA margin with its forward-looking GAAP net income margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to quantify share-based compensation expense, which is excluded from our non-GAAP adjusted EBITDA margin, as it requires additional inputs such as the number of shares granted and market prices that are not ascertainable due to the volatility of the Company’s share price. Additionally, a significant portion of the Company’s operations are in foreign countries and the transactional currencies are primarily Euros and British pound sterling and the Company is not able to predict fluctuations in those currencies without unreasonable efforts. The Company expects these items may have a potentially significant impact on future GAAP financial results.

We define free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment. We define free cash flow margin as free cash flow as a percentage of revenue. In addition to the reasons stated above, we believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment in order to enhance the strength of our balance sheet and further invest in our business and potential strategic initiatives. A limitation of the utility of free cash flow as a measure of our liquidity is that it does not represent the total increase or decrease in our cash balance for the period. We use free cash flow in conjunction with traditional U.S. GAAP measures as part of our overall assessment of our liquidity, including the preparation of our annual operating budget and quarterly forecasts and to evaluate the effectiveness of our business strategies. There are a number of limitations related to the use of free cash flow as compared to net cash provided by operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made. We may refer to certain financial metrics on a Last Twelve Months (“LTM”) basis. LTM figures represent the sum of the most recently reported four fiscal quarters and are used to provide a view of the company's financial performance over the past year.

Mitek encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate Mitek’s business.

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except per share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
Revenue
Software license and hardware	$15,894	$18,341	$74,086	$81,872
SaaS, maintenance, and other	28,885	24,881	105,605	90,211
Total revenue	44,779	43,222	179,691	172,083
Operating costs and expenses
Cost of revenue—software license and hardware (exclusive of depreciation & amortization)	82	186	218	309
Cost of revenue—SaaS, maintenance, and other (exclusive of depreciation & amortization)	7,208	5,978	26,569	24,086
Selling and marketing	10,154	9,538	41,516	40,769
Research and development	8,235	6,073	35,284	34,642
General and administrative	11,082	9,908	44,332	52,993
Amortization and acquisition-related costs	3,325	3,710	14,142	15,291
Restructuring costs	3	114	840	1,762
Total operating costs and expenses	40,089	35,507	162,901	169,852
Operating income (loss)	4,690	7,715	16,790	2,231
Interest expense	2,505	2,364	9,779	9,259
Other income (expense), net	1,120	1,851	4,598	6,119
Income (loss) before income taxes	3,305	7,202	11,609	(909)
Income tax benefit (provision)	(1,445)	1,371	(2,813)	4,187
Net income (loss)	$1,860	$8,573	$8,796	$3,278
Net income (loss) per share—basic	$0.04	$0.19	$0.19	$0.07
Net income (loss) per share—diluted	$0.04	$0.18	$0.19	$0.07
Shares used in calculating net income per share—basic	45,960	45,952	45,716	46,560
Shares used in calculating net income per share—diluted	47,323	46,573	46,926	47,468

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands except share data)

	September 30, 2025	September 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$154,153	$93,456
Short-term investments	38,858	36,884
Accounts receivable, net	36,811	31,682
Contract assets, current portion	12,687	15,818
Prepaid expenses	3,050	4,514
Other current assets	2,935	2,697
Total current assets	248,494	185,051
Long-term investments	3,464	11,410
Property and equipment, net	2,314	2,564
Right-of-use assets	2,624	4,662
Goodwill and intangible assets	173,256	185,711
Deferred income tax assets	25,334	19,145
Contract assets, non-current portion	1,405	3,620
Other non-current assets	2,218	1,590
Total assets	$459,109	$413,753
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,874	$7,236
Accrued payroll and related taxes	16,837	10,324
Accrued liabilities	343	424
Deferred revenue, current portion	29,061	21,231
Lease liabilities, current portion	890	805
Convertible senior notes	152,216	—
Other current liabilities	5,813	2,127
Total current liabilities	209,034	42,147
Convertible senior notes	—	143,601
Deferred revenue, non-current portion	1,085	753
Lease liabilities, non-current portion	2,080	4,230
Deferred income tax liabilities	295	3,889
Other non-current liabilities	6,357	4,332
Total liabilities	218,851	198,952

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 120,000,000 shares authorized, 45,636,531 and 44,998,939 issued and outstanding, as of September 30, 2025 and September 30, 2024, respectively	46	45
Additional paid-in capital	265,835	247,326
Accumulated other comprehensive income (loss)	586	(2,302)
Accumulated deficit	(26,209)	(30,268)
Total stockholders’ equity	240,258	214,801
Total liabilities and stockholders’ equity	$459,109	$413,753

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
Operating activities:
Net income (loss)	$1,860	$8,573	$8,796	$3,278
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation expense	3,571	1,723	16,810	12,624
Loss on extinguishment of revolving credit line	—	—	309	—
Amortization of intangible assets	3,326	3,711	14,143	15,156
Amortization of costs capitalized to obtain revenue contracts	502	415	1,896	1,662
Depreciation expense	144	375	1,315	1,755
Bad debt expense	283	(443)	803	647
Amortization of investment premiums & other	(343)	(868)	(1,107)	(2,624)
Accretion and amortization on debt securities	2,211	2,070	8,614	8,085
Net changes in estimated fair value of acquisition-related contingent consideration	—	—	—	136
Deferred taxes	(1,634)	(8,247)	(9,576)	(10,434)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	3,155	10,852	(5,697)	489
Contract assets	(508)	(927)	5,489	4,600
Other assets	(538)	7,306	(1,293)	(1,534)
Accounts payable	320	908	(3,371)	(450)
Accrued payroll and related taxes	2,415	(9)	6,362	240
Income taxes payable	540	(435)	2,530	(4,560)
Deferred revenue	3,365	(3,347)	7,949	3,221
Restructuring accrual	—	(42)	—	—
Other liabilities	792	(513)	1,368	(603)
Net cash provided by (used in) operating activities	19,461	21,102	55,340	31,688
Investing activities:
Purchases of investments	(6,418)	(17,248)	(40,610)	(62,433)
Maturities of investments	11,350	18,445	46,250	92,617
Sales of investments	1,350	—	1,350	—
Purchases of property and equipment, net	(259)	(283)	(1,155)	(1,438)
Net cash provided by (used in) investing activities	6,023	914	5,835	28,746
Financing activities:
Payment of debt issuance costs	—	—	(224)	(290)
Proceeds from the issuance of equity plan common stock	1,171	841	1,701	1,889
Repurchases and retirements of common stock	(1,479)	(14,140)	(4,738)	(24,180)
Payment of acquisition-related contingent consideration	—	—	—	(4,641)
Proceeds from other borrowings	1,691	321	1,691	1,496
Principal payments on other borrowings	(134)	(33)	(276)	(156)
Net cash provided by (used in) financing activities	1,249	(13,011)	(1,846)	(25,882)
Foreign currency effect on cash and cash equivalents	296	100	1,368	(9)
Net Unrealized holding gain (loss) on available-for-sale investments	27,029	9,105	60,697	34,543
Cash and cash equivalents at beginning of period	127,124	84,351	93,456	58,913
Cash and cash equivalents at end of period	$154,153	$93,456	$154,153	$93,456
Supplemental disclosures of cash flow information:
Cash paid for interest	$582	$589	$1,164	$1,274
Cash paid for income taxes	$2,022	$47	$9,087	$11,989
Supplemental disclosures of non-cash investing and financing activities:
Acquisition-related shares issued	$—	$—	$—	$3,471
Unrealized holding gain (loss) on available-for-sale investments	$—	$208	$(68)	$301

MITEK SYSTEMS, INC.
DISAGGREGATION OF REVENUE BY PRODUCT AND TYPE (revised presentation)
(amounts in thousands)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
Fraud and identity solutions
SaaS	$20,232	$17,083	$72,415	$59,713
Software license and support	3,949	4,758	15,458	16,529
Professional services and other	529	382	2,060	1,762
Total fraud and identity solutions revenue	$24,710	$22,223	$89,933	$78,004

Check verification solutions
SaaS	$1,095	$905	$4,595	$3,876
Software license and support	18,627	19,892	84,081	89,559
Professional services and other	347	202	1,082	644
Total check verification solutions revenue	$20,069	$20,999	$89,758	$94,079

Total by revenue type
SaaS	$21,327	$17,988	$77,010	$63,589
Software license and support	22,576	24,650	99,539	106,088
Professional services and other	876	584	3,142	2,406
Total revenue	$44,779	$43,222	$179,691	$172,083

MITEK SYSTEMS, INC.
DISAGGREGATION OF REVENUE BY PRODUCT AND TYPE (historical presentation)
(amounts in thousands)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
Deposits
Software license	$14,335	$15,773	$67,661	$74,108
Deposits SaaS, maintenance, and other
SaaS	2,880	1,799	10,264	6,406
Maintenance	6,089	5,846	23,439	22,275
Professional services and other	514	266	1,650	769
Total deposits SaaS, maintenance, and other	9,483	7,911	35,353	29,450
Total deposits revenue	$23,818	$23,684	$103,014	$103,558

Identity
Identity software license and hardware
Software license	$1,559	$2,568	$6,425	$7,631
Hardware	—	—	—	133
Total identity software license and hardware	1,559	2,568	6,425	7,764
Identity SaaS, maintenance, and other
SaaS	18,447	16,188	66,746	57,182
Maintenance	594	463	2,014	2,074
Professional services and other	361	319	1,492	1,505
Total identity SaaS, maintenance, and other	19,402	16,970	70,252	60,761
Total identity revenue	$20,961	$19,538	$76,677	$68,525

Consolidated results
Total software license and hardware
Software license	$15,894	$18,341	$74,086	$81,739
Hardware	—	—	—	133
Total software license and hardware	15,894	18,341	74,086	81,872
Total SaaS, maintenance, and other
SaaS	21,327	17,987	77,010	63,588
Maintenance	6,683	6,309	25,453	24,349
Professional services and other	875	585	3,142	2,274
Total SaaS, maintenance, and other	28,885	24,881	105,605	90,211
Total revenue	$44,779	$43,222	$179,691	$172,083

MITEK SYSTEMS, INC.
GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
GAAP net income (loss)	$1,860	$8,573	$8,796	$3,278
Add:
Income tax (benefit) provision	1,445	(1,371)	2,813	(4,187)
Other (income) expense, net	(1,120)	(1,851)	(4,598)	(6,119)
Interest Expense	2,505	2,364	9,779	9,259
GAAP operating income (loss)	$4,690	$7,715	$16,790	$2,231

Non-GAAP Adjustments
Depreciation and amortization	$144	$375	$1,315	$1,755
Amortization of intangibles	3,326	3,711	14,143	15,156
Net changes in estimated fair value of acquisition-related contingent consideration	—	—	—	136
Litigation and other legal costs(1)	28	251	485	3,496
Executive transition costs	285	599	806	2,632
Stock-based compensation expense	3,571	1,723	16,810	12,624
Non-recurring audit fees	806	931	2,743	5,956
Enterprise risk, portfolio positioning and other related costs(2)	—	—	—	996
Restructuring costs(3)	3	114	840	1,762
Adjusted EBITDA	$12,853	$15,419	$53,932	$46,744
Total revenue	$44,779	$43,222	$179,691	$172,083
Adjusted EBITDA margin	28.7%	35.7%	30.0%	27.2%

(1)During the three and twelve months ended September 30, 2024, our legal team used third party legal experts to perform and provide advice regarding a variety of activities including intellectual property litigation matters and risk analysis and in providing support for customers in their litigation, matters and options related to getting our SEC filings current, the process for a potential delisting from the Nasdaq Capital Market, ongoing litigation support, and various other projects.
(2)During the twelve months ended September 30, 2024, we used three third party experts to evaluate our product portfolio positioning, competitive landscape, enterprise risk and other related analyses.
(3)Restructuring costs consist of employee severance obligations and other related costs. Restructuring costs were $0.8 million in the twelve months ended September 30, 2025 and were related to a restructuring that occurred in the first quarter of fiscal 2025. Restructuring costs were $1.8 million in the twelve months ended September 30, 2024 and were related to expenses incurred to relocate employees and to a restructuring that occurred in the third quarter of fiscal 2024.

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$1,860	$8,573	$8,796	$3,278
Non-GAAP adjustments:
Amortization of acquisition-related intangibles	3,326	3,711	14,143	15,156
Net changes in estimated fair value of acquisition-related contingent consideration	—	—	—	136
Litigation and other legal costs(1)	28	251	485	3,496
Executive transition costs	285	599	806	2,632
Stock-based compensation expense	3,571	1,723	16,810	12,624
Non-recurring audit fees	806	931	2,743	5,956
Enterprise risk, portfolio positioning and other related costs(2)	—	—	—	996
Restructuring costs(3)	3	114	840	1,762
Amortization of debt discount and issuance costs	2,212	2,112	9,008	8,169
Income tax effect of pre-tax adjustments	(3,201)	(2,696)	(10,864)	(11,970)
Cash tax difference(4)	2,250	211	1,929	3,151
Non-GAAP net income	$11,140	$15,529	$44,696	$45,386
Non-GAAP net income per share—basic	$0.24	$0.34	$0.98	$0.97
Non-GAAP net income per share—diluted	$0.24	$0.33	$0.95	$0.96
Shares used in calculating non-GAAP net income per share—basic	45,960	45,952	45,716	46,560
Shares used in calculating non-GAAP net income per share—diluted	47,323	46,573	46,926	47,468

(1)During the three and twelve months ended September 30, 2024, our legal team used third party legal experts to perform and provide advice regarding a variety of activities including intellectual property litigation matters and risk analysis and in providing support for customers in their litigation, matters and options related to getting our SEC filings current, the process for a potential delisting from the Nasdaq Capital Market, ongoing litigation support, and various other projects.
(2)During the twelve months ended September 30, 2024, we used three third party experts to evaluate our product portfolio positioning, competitive landscape, enterprise risk and other related analyses.
(3)Restructuring costs consist of employee severance obligations and other related costs. Restructuring costs were $0.8 million in the twelve months ended September 30, 2025 and were related to a restructuring that occurred in the first quarter of fiscal 2025. Restructuring costs were $1.8 million in the twelve months ended September 30, 2024 and were related to expenses incurred to relocate employees and to a restructuring that occurred in the third quarter of fiscal 2024.
(4)The Company’s non-GAAP net income is calculated using a cash tax rate of 21% in fiscal 2025 and 9% in fiscal 2024. The estimated cash tax rate is the estimated annual tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, and the utilization of research and development tax credits which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the three months ended September 30, 2025 and 2024 was 44% and negative 19%, respectively. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the twelve months ended September 30, 2025 and 2024 was 24% and 461%, respectively.

MITEK SYSTEMS, INC.
NON-GAAP FREE CASH FLOW RECONCILIATION
(Unaudited)
(amounts in thousands)
	Three months ended				Twelve months ended September 30, 2025
	December 31, 2024	March 30, 2025	June 30, 2025	September 30, 2025
Net cash provided by (used in) operating activities	$565	$13,743	$21,571	$19,461	$55,340
Less:
Purchases of property and equipment, net	(335)	(232)	(329)	(259)	(1,155)
Free Cash Flow	$230	$13,511	$21,242	$19,202	$54,185

	Three months ended				Twelve months ended September 30, 2024
	December 31, 2023	March 30, 2024	June 30, 2024	September 30, 2024
Net cash provided by (used in) operating activities	$(9,463)	$7,064	$12,985	$21,102	$31,688
Less:
Purchases of property and equipment, net	(241)	(483)	(431)	(283)	(1,438)
Free Cash Flow	$(9,704)	$6,581	$12,554	$20,819	$30,250

MITEK SYSTEMS, INC.
NON-GAAP GROSS PROFIT RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
Software license and hardware
Software license and hardware revenue	$15,894	$18,341	$74,086	$81,872
Cost of revenue (exclusive of depreciation and amortization)	(82)	(186)	(218)	(309)
Depreciation and amortization	(691)	(1,189)	(3,993)	(4,634)
GAAP gross profit for software license and hardware	15,121	16,966	69,875	76,929
Depreciation and amortization	691	1,189	3,993	4,634
Non-GAAP gross profit for software license and hardware	$15,812	$18,155	$73,868	$81,563

GAAP gross margin for software license and hardware	95.1%	92.5%	94.3%	94.0%
Non-GAAP gross margin for software license and hardware	99.5%	99.0%	99.7%	99.6%

SaaS, maintenance, and other
SaaS, maintenance and other revenue	$28,885	$24,881	$105,605	$90,211
Cost of revenue (exclusive of depreciation and amortization)	(7,208)	(5,978)	(26,569)	(24,086)
Depreciation and amortization	(2,242)	(2,162)	(8,687)	(8,473)
GAAP gross profit for SaaS, maintenance, and other	19,435	16,741	70,349	57,652
Depreciation and amortization	2,242	2,162	8,687	8,473
Stock-based compensation expense	143	127	647	574
Non-GAAP gross profit for SaaS, maintenance, and other	$21,820	$19,030	$79,683	$66,699

GAAP gross margin for SaaS, maintenance, and other	67.3%	67.3%	66.6%	63.9%
Non-GAAP gross margin for SaaS, maintenance, and other	75.5%	76.5%	75.5%	73.9%

Consolidated results
Total revenue	$44,779	$43,222	$179,691	$172,083
Cost of revenue (exclusive of depreciation and amortization)	(7,290)	(6,164)	(26,787)	(24,395)
Depreciation and amortization	(2,933)	(3,351)	(12,680)	(13,107)
GAAP gross profit	34,556	33,707	140,224	134,581
Depreciation and amortization	2,933	3,351	12,680	13,107
Stock-based compensation expense	143	127	647	574
Non-GAAP gross profit	$37,632	$37,185	$153,551	$148,262

GAAP gross profit margin	77.2%	78.0%	78.0%	78.2%
Non-GAAP gross profit margin	84.0%	86.0%	85.5%	86.2%

MITEK SYSTEMS, INC.
NON-GAAP OPERATING EXPENSE RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
Selling and marketing	$10,154	$9,538	$41,516	$40,769
Non-GAAP adjustments:
Stock-based compensation expense	939	462	3,898	3,041
Non-GAAP selling and marketing	$9,215	$9,076	$37,618	$37,728

Research and development	$8,235	$6,073	$35,284	$34,642
Non-GAAP adjustments:
Stock-based compensation expense	457	(383)	4,206	3,368
Non-GAAP research and development	$7,778	$6,456	$31,078	$31,274

General and administrative	$11,082	$9,908	$44,332	$52,993
Non-GAAP adjustments:
Stock-based compensation expense	2,032	1,517	8,059	5,641
Litigation and other legal costs(1)	28	251	485	3,496
Executive transition costs	285	599	806	2,632
Non-recurring audit fees	806	931	2,743	5,956
Enterprise risk, portfolio positioning and other related costs(2)	—	—	—	996
Non-GAAP general and administrative	$7,931	$6,610	$32,239	$34,272

Total Non-GAAP operating expense	$24,924	$22,142	$100,935	$103,274

(1)During the three and twelve months ended September 30, 2024, our legal team used third party legal experts to perform and provide advice regarding a variety of activities including intellectual property litigation matters and risk analysis and in providing support for customers in their litigation, matters and options related to getting our SEC filings current, the process for a potential delisting from the Nasdaq Capital Market, ongoing litigation support, and various other projects.
(2)During the twelve months ended September 30, 2024, we used three third party experts to evaluate our product portfolio positioning, competitive landscape, enterprise risk and other related analyses.

STOCK-BASED COMPENSATION EXPENSE
(amounts in thousands)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
Cost of revenue	$143	$127	$647	$574
Selling and marketing	939	462	3,898	3,041
Research and development	457	(383)	4,206	3,368
General and administrative	2,032	1,517	8,059	5,641
Total stock-based compensation expense	$3,571	$1,723	$16,810	$12,624